                                                                     EXHIBIT 2.1
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           STOCK PURCHASE AGREEMENT



--------------------------------------------------------------------------------

                                 By and among

                              AGRIBIOTECH, INC.,

                                 as the Buyer,

                                      and

                         Greg McCarthy and Doug Pope,

                                as the Sellers,

                                      and

                         E.F. BURLINGHAM & SONS, INC.
                             an Oregon Corporation

                                      and

                            G.W. BURLINGHAM'S, INC.
             (a wholly-owned subsidiary of E.F. Burlingham & Sons)


--------------------------------------------------------------------------------



                                  May 15, 1997



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           STOCK PURCHASE AGREEMENT
                           ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Sale and Purchase of the Stock.........................................  1

2.   Closing................................................................  1

3.   Description of Components of Purchase Price and Other Payments.........  2

4.   Representations and Warranties of the Sellers and the Corporation......  2

5.   Representations and Warranties of the Buyer............................ 16

6.   Survival of Representations and Warranties; Indemnification............ 18

7.   Covenants of the Sellers............................................... 20

8.   Covenants of the Buyer................................................. 21

9.   Conditions Precedent to the Buyer's Obligations........................ 21

10.  Conditions Precedent to the Sellers' Obligations....................... 23

11.  Conditions Precedent to Obligations of the Sellers and the
     Buyer.................................................................. 24

12.  Termination............................................................ 25

13.  The Buyer's Obligations at Closing..................................... 25

14.  The Sellers' Obligations at Closing.................................... 25

15.  Subsequent Events...................................................... 26

16.  Parties in Interest.................................................... 26

17.  Entire Agreement....................................................... 26

18.  Governing Law; Consent to Jurisdiction................................. 26

19.  Expenses............................................................... 27

21.  Severability........................................................... 28

22.  Notices................................................................ 28

                           STOCK PURCHASE AGREEMENT
                           ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

23.  Non-Waivers............................................................ 29

24.  Assignment............................................................. 29

25.  Disclosure............................................................. 29

26.  Miscellaneous.......................................................... 30

Exhibits            Description
--------            -----------
Exhibit 3(c)        Form of Employment and Non-Competition Agreement
Exhibit 3(d)        Form of Stock Option Agreement
Exhibit 3(e)        Form of Option Agreement
Exhibit 4(g)        Financial Statements, 12/31/95, 12/31/96, 3/31/97
Exhibit 4(k)        Leases of Real Property
Exhibit 9(g)        Opinion of Counsel to Sellers and the Corporation
Exhibit 10(d)       Opinion of Counsel to Buyer

Schedules
---------
Schedule 4(aa)      Consents of Other Persons
Schedule 4(c)(i)    Legal Proceedings, Seller and/or Corporation as Party
Schedule 4(c)(ii)   Complaints, Claims, etc. from Customers, Purchasers, etc.
Schedule 4(c)(iii)  Claims Related to Products or Services
Schedule 4(d)       Encumbrances
Schedule 4(e)       Trademarks, Tradenames
Schedule 4(f)       Patents, PVPA Certificates, etc.
Schedule 4(h)       Material Adverse Changes
Schedule 4(k)       Real Property Owned or Leased; Personal Property Leased
Schedule 4(l)       Material Contracts
Schedule 4(p)       Pension & Profit Sharing Plan
Schedule 4(q)       Insurance Policies
Schedule 4(r)       Rights of Third Parties
Schedule 4(s)       Powers of Attorney
Schedule 4(w)       Compensation Plans
Schedule 4(x)       Governmental Licenses, Permits, etc.
Schedule 4(aa)      Guarantees by Sellers of Obligations of the Corporation
Schedule 4(bb)      Benefits
Schedule 6(b)       Indemnification

                            STOCK PURCHASE AGREEMENT
                            ------------------------



     STOCK PURCHASE AGREEMENT dated May 15, 1997, by and among E.F. Burlingham & Sons, an Oregon corporation ("EFB"), G.W. Burlingham's, Inc., a Guam corporation and wholly-owned subsidiary of EFB ("GWB") (EFB and GWB are sometimes collectively referred to as the "Corporation"), Greg McCarthy and Doug Pope (collectively, the "Sellers") and AgriBioTech, Inc., a Nevada corporation (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Sellers own an aggregate of two (2) shares of common stock, $100 par value per share, of EFB (the "Stock"), which constitute all of the issued and outstanding shares of capital stock of EFB; and

     WHEREAS, the Sellers wish to sell and the Buyer wishes to purchase the Stock, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and covenants appearing in this Agreement, the Buyer and the Sellers hereby agree as follows:

     SECTION 1.  SALE AND PURCHASE OF THE STOCK.  (a) Upon the terms and subject
                 -------------------------------
to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Sellers shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase from the Sellers, the Stock, which constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of EFB, free and clear of all liens, mortgages, deeds of trust, security interests, pledges, charges, encumbrances, liabilities and claims of every kind.

     (b) The purchase price of NINE MILLION SIX HUNDRED THOUSAND AND 00/100 ($9,600,000) DOLLARS (the "Purchase Price"), payable by the Buyer to the Sellers for the Stock, together with stock options and other payments to be made on the Closing Date (as hereinafter defined), shall be paid as described in and subject to adjustment as set forth in Section 3 below.

     SECTION 2.  CLOSING.  The closing of the sale and purchase of the Stock
                 -------
provided for in Section 1 of this Agreement (the "Closing") shall take place at the offices of Davis Wright Tremaine LLP, at 10:00 a.m. on or before May 15, 1997, (the "Closing Date") or at such later date, time or location as may be agreed to by the parties.

      SECTION 3.  DESCRIPTION OF COMPONENTS OF PURCHASE PRICE AND OTHER
                  -----------------------------------------------------
PAYMENTS.

      (a) Payment of Purchase Price to the Sellers at Closing. Upon the
          ---------------------------------------------------
completion by the parties of their respective closing conditions under this Agreement (unless waived in writing by the parties hereto), the Buyer shall pay to the Sellers the Purchase Price, payable in cash, in exchange for delivery of the Stock at the Closing.

      (b) Portion of Purchase Price to be Held in Escrow.  At the Closing, the
          ----------------------------------------------
Sellers shall set-aside One Hundred Fifty Thousand and 00/100 ($150,000) Dollars from the Purchase Price for the benefit of the Buyer as described below (the "Escrow Funds"). The Escrow Funds shall either be (1) placed in an interest-bearing account with a bank or other financial institution or (2) invested in United States Government securities, short term certificates of deposit, money market securities, investment grade commercial paper or other short-term interest-bearing investment-grade securities.

      The Escrow Funds shall be made available to the Buyer in the event of any Claims arising pursuant to Section 6(b) hereof for which Buyer is entitled to payment, subject to the $50,000 threshold set forth in Section 6(d) hereof.

      The Escrow Funds shall be reduced to the levels set forth in the following schedule:

DATE                                        ESCROW FUNDS
----                                        ------------
Closing Date                                  $150,000

First Anniversary of Closing Date             $100,000

Second Anniversary of Closing Date            $ 50,000

Third Anniversary of Closing Date                -0-

      Any interest accrued on the Escrow Funds shall inure to the benefit of the Sellers.

      (c) Non-Competition Agreement.  In addition to the purchase and sale of
          -------------------------
the Stock as described above, at the Closing, each of the Sellers hereby agrees to enter into Employment and Non-Competition Agreements with the Buyer in the form annexed hereto as EXHIBIT 3(c) (as more fully described in Section 9(j) below), and Buyer shall pay to each Seller $250,000 in cash at the Closing as consideration for the non-compete provisions in such Agreement.

      (d) Stock Options.  At the Closing, each Seller shall be granted options
          -------------
to purchase 200,000 shares of common stock of the Buyer in accordance with the schedule set forth in the Stock Option

Agreements with the Buyer in the form annexed hereto as Exhibit 3(d).

      (e) Option to Purchase Facilities.  At the Closing, the Buyer and the
          -----------------------------
Corporation shall grant to the Sellers an option to purchase the Corporation's facilities located at 1936 19th Avenue, Forest Grove, Oregon (the "Facilities"), more particularly described in the Option Agreement with the Buyer in the form annexed hereto as Exhibit 3(e) to this Agreement.

      (f) Effective Date of the Sale.  The parties hereto agree that the
          --------------------------
purchase and sale of the Stock shall be accounted for as if such transactions had occurred prior to the opening of business on April 1, 1997 (the "Effective Date"), regardless of when the Closing in fact occurs. The Buyer shall realize any operating profit or loss from the operation of the business of the Corporation after the Effective Date. Accordingly, the Sellers agree to consult the Buyer on any material issues or contracts which relate to a period of time beyond the Effective Date. Furthermore, the Sellers agree not to enter into any new capital obligations or capital expenditures which relate to the Corporation prior to the Closing.

      SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE
                  -----------------------------------------------------
CORPORATION.  The Sellers and the Corporation, jointly and severally, warrant
-----------
and represent to the Buyer as follows (as used herein, "Sellers' best knowledge" or "to the best knowledge of the Sellers" shall mean information actually known by the Sellers without due inquiry):

      (a) Ownership of Shares.  The Sellers are the owners, beneficially and of
          -------------------
record, of the Stock, which constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the Corporation. The Stock is the sole voting stock of the Corporation and is duly authorized, validly issued, fully paid and non-assessable. The Stock has not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, mortgage, charge, claim, liability, security interest or encumbrance of any nature against the Stock. There are no options, warrants, rights of subscription or conversion, calls, commitments, agreements, arrangements, understandings, plans, contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the Sellers or the Corporation is a party, or by which the Sellers or the Corporation is bound, relating to the issuance, voting or sale of the Stock or any authorized but unissued shares of capital stock of the Corporation or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. The Sellers have, and at the Closing shall have, good and marketable title to the Stock and full right to transfer title to the Stock, subject to any restrictions imposed by state or federal securities laws, free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever. The sale, conveyance, transfer and delivery of the Stock by the Sellers to the Buyer pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Stock to the Buyer, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever.

      (b) Capacity; Organization; Standing; Capitalization. The Sellers have
          ------------------------------------------------
full capacity to enter into and perform under this Agreement and all other agreements and instruments to be entered into in connection with the transactions contemplated hereby, and to consummate such transactions, and, except as set forth in Schedule 4(b) of this Agreement, no other consent or joinder of any other persons or corporations is required to consummate such transactions. EFB has no subsidiaries other than GWB, a Guam corporation and a wholly-owned subsidiary of EFB. Neither the Sellers nor the Corporation have any interest in any entity other than the Corporation engaged, directly or indirectly, in businesses competitive with those of the Corporation. This Agreement has been, and each of the other agreements and instruments executed hereunder (the "Other Agreements") will at the Closing, be duly executed and delivered by the Sellers. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligation of the Sellers enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. The Corporation is duly organized and validly existing under the laws of the State of Oregon, has full corporate power and authority to conduct its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by the Corporation requires such qualification. The Certificate of Incorporation and all amendments certified by the Secretary of State of Oregon with respect to EFB and the appropriate authorities of the territory of Guam with respect to GWB and the By-laws, as amended to the date of this Agreement, certified by the Secretary of the Corporation and the minutes and stock records of the Corporation delivered to the Buyer are complete and correct. The Corporation has all necessary licenses and authority to operate its business as now being conducted and as will be conducted after the Closing assuming such business is conducted as now operated. The authorized capital stock of EFB consists of 4,000 shares of voting common stock, $100 par value, of which two (2) shares are issued and outstanding. All of the issued and outstanding shares of EFB are owned by the Sellers and are duly and validly issued, fully paid and non-assessable. The authorized capital stock of GWB consists of 1,000 shares of voting common stock, $25 par value, of which one hundred (100) shares are issuable and outstanding. All of the issued and outstanding shares of GWB are owned by EFB and are duly and validly issued, fully paid and non-assessable.

      (c) Legal Proceedings.
          -----------------

          (i) Except as set forth in SCHEDULE 4(c)(i) of this Agreement, neither the Sellers in their capacity as stockholders and/or as officers or directors of the Corporation, nor the Corporation is a party to any pending litigation, arbitration or administrative proceeding or, to the best of Sellers' knowledge, to any investigation, and no such litigation, arbitration or administrative proceeding or investigation that might result in any material adverse change in the financial condition, business or properties of the Corporation or of the Sellers is threatened.

          (ii) Except as disclosed in SCHEDULE 4(c)(ii) to this Agreement, the Sellers and the Corporation have no knowledge of and have not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or transactions from any customer of the Corporation, any purchaser of goods or services from the Corporation, any employee or independent contractor significant to the conduct or operation of the Corporation or its businesses or any party to any agreement to which the Corporation is a party.

          (iii) To the best of Sellers' knowledge, except as disclosed in
SCHEDULE 4(c)(iii), there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) relating directly or indirectly to any product manufactured or sold, or any services performed by the Corporation.

          (iv) To the best of Sellers' knowledge, the Corporation is under no obligation with respect to the return of goods in the possession of customers.

      (d) Encumbrances.  Except as disclosed in SCHEDULE 4(d), there are no
          ------------
liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances or liabilities of any type whatsoever to which any of the assets of the Corporation are subject.

      (e) Trade Names, etc.  The Corporation owns the trade names, trademarks,
          -----------------
service marks, assumed names, copyrights and registrations therefor, if any (collectively "Trademarks") specified in SCHEDULE 4(e). The registered Trademarks have been duly issued and have not been canceled, abandoned or otherwise terminated. The Corporation is not in default under any of the licenses or agreements relating to the Trademarks as listed in SCHEDULE 4(e) and all of such licenses and agreements are in effect. The Corporation has not granted, and will not grant prior to the Closing, licenses or other rights to use such Trademarks. No other Trademarks are either owned or used by the Corporation. To the best of Sellers' knowledge, the operation of the Corporation's business does not infringe on the Trademarks of any third party. No claim has been made that there is any such infringement. To the best of the Sellers' and the Corporation's knowledge, no Trademark of any other person infringes the Trademarks of the Corporation.

      (f) Patents, etc.  The Corporation owns the inventions, letters patent,
          ------------
applications for letters patent and patent license rights, inventions, processes, designs, formulas, trade secrets, Plant Variety Protection Act ("PVPA") Certificates, know-how and other industrial property rights (collectively "Patents") necessary for the conduct of its business, specified as belonging to it in SCHEDULE 4(f). The Patents have been duly issued and have not been canceled, abandoned or otherwise terminated. The Corporation is not in default under any of the licenses or agreements relating to the Patents as listed in SCHEDULE 4(f) and all of such licenses and agreements are in effect. The Corporation has not granted, and will not grant prior to the Closing, licenses or other rights to use such Patents. No other Patents are owned or used by the Corporation. To the best of Sellers' knowledge, the operation of the Corporation's business does not infringe on the Patent rights of any third party. No claim has been made that there is any such infringement. To the best of the Sellers' and the Corporation's knowledge, no Patent of any person infringes the Patents of the Corporation.

      (g) Financial Statements.
          --------------------

          (i) The unaudited financial statements (the "Financials") of EFB and GWB, respectively, as of and for the periods ended March 31, 1997, December 31, 1996 and December 31, 1995, together with the related notes and schedules, true, correct and complete copies of which are attached hereto as EXHIBIT 4(g), (A) are in accordance with the books of account and records of EFB and GWB; (B) present fairly, and are true, correct and complete statements of the financial condition and the results of operations of EFB and GWB as at and for the periods therein specified; and (C) do not include or omit to state any fact which renders the Financials misleading.

          (ii) Except as and to the extent shown or provided for in the Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since March 31, 1997 in the ordinary course of business, neither EFB nor GWB has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) which might be or become a charge against the assets or liabilities of EFB or GWB, respectively; as of March 31, 1997, there was no asset used by EFB or GWB in its operations that has not been reflected in the Financials, and, except as set forth in the Financials, no assets have been acquired by either EFB or GWB since such date except in the ordinary course of business.

          (iii) Except as disclosed in the Financials, there has been no decrease in stockholders' equity as compared with the amount shown for such stockholders' equity as at March 31, 1997, and no material adverse changes in the financial position of EFB or GWB since March 31, 1997.

          (iv) The Financials do not include any assets, liabilities, income or expenses of any entity other than EFB and GWB. All transactions in the years 1995-1997 between the Corporation and any other entity in which any of the Sellers is an officer, director or have an equity interest have been at prices no less favorable to the Corporation than could have been obtained from any independent third party.

      (h) Absence of Certain Changes.  Except as disclosed on SCHEDULE 4(h),
          --------------------------
since March 31, 1997, there has not been any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, earnings, business, prospects or results of operations of the Corporation.

      (i) Tax Matters.
          -----------

          (i) The Corporation has timely filed all federal, state and local income tax returns and has timely filed with all other appropriate governmental agencies all sales, ad valorem, franchise and other tax, license, gross receipts and other similar returns and reports required to be filed by the Corporation. The Corporation has reported all taxable income and losses on those returns on which such information is required to be reported, and paid or provided for the payment of all taxes on said returns or taxes due pursuant to any assessment received by it, including without limitation, any taxes required by law to be withheld and/or paid in connection with any officer's or employee's compensation or due pursuant to any assessment received by it. There are no agreements for the extension of time for the assessment or payment of any amounts of tax. The Sellers have made available to the Buyer for inspection copies of income tax returns that are true and complete copies of the federal and applicable state, local or other income tax returns filed by the Corporation for the taxable years ended December 31, 1996, December 31, 1995, December 31, 1994 and any other open tax periods. All tax liabilities of the Corporation arising through the end of the taxable year ended December 31, 1996 have been paid. The Corporation shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income tax returns and reports of the Corporation for the taxable year ended December 31, 1996. All tax liabilities of the Corporation arising after December 31, 1996 have been paid or adequately disclosed and properly reserved for on the books and records and financial statements of the Corporation. No federal or applicable state, local or other tax return of the Sellers or the Corporation for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities. No claim has been made by federal, state, local or other authorities relating to any such returns or any audit. For purposes of this
Section 4(i), the word "timely" shall mean that such returns were filed within the time prescribed by law for the filing thereof, including the time permitted under any applicable extensions. The Sellers and the Corporation are not aware of any facts which they believe would constitute the basis for the proposal of any tax deficiencies for any unexamined year. All taxes which the Corporation is required by law to withhold and collect have been duly withheld and collected, and has been timely paid over to the proper authorities to the extent due and payable.

      (j) (i)  Accounts Receivable.  The accounts receivable of the Corporation
               -------------------
reflected in the Financials as at March 31, 1997, and the accounts receivable acquired by the Corporation since such date are valid subsisting claims for the aggregate amounts thereof reflected in the Financials net of the reserves or allowances for doubtful receivables reflected in the Financials or thereafter in the Corporation's books and records uniformly maintained in accordance with the financial statements, accounted for in accordance with generally accepted accounting principles, and the Sellers know of no reason that would make such accounts receivable, taken as a whole, not collectible.

          (ii) Inventory.  The inventory of the Corporation reflected in the
               ---------
Financials as at March 31, 1997, and the inventory acquired by the Corporation since such date (a) has been purchased in the ordinary course of business, (b) has been fully paid for unless otherwise reflected in the Financials, (c) is marketable or adequate provision for obsolescence has been provided and (d) Sellers know of no reason that would make such inventory, taken as a whole, not marketable.

      (k) Title and Condition of Properties.  The Corporation does not own any
          ---------------------------------
real property, except as disclosed on SCHEDULE 4(k).  Except as disclosed on
SCHEDULE 4(k), the Corporation has good and marketable title to all properties and assets, real and personal, tangible and intangible, reflected in the Financials and all properties acquired subsequent to March 31, 1997, which have not been disposed of in the ordinary course of business since March 31, 1997, which property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other encumbrance.

      SCHEDULE 4(k) contains an accurate list of all leases and other agreements under which the Corporation is lessee of any personal property. Each of the real property and personal property leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto.

      All personal property, machinery and equipment which are material to the business, operations or condition (financial or otherwise) of the Corporation is in operating condition and, subject to routine maintenance and ordinary wear and tear, have been maintained in accordance with reasonable industry standards and is suitable for the purpose for which it is used. Except as disclosed in SCHEDULE 4(k), neither the Sellers nor the Corporation is aware of or have received notice of, the violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement in force on the date hereof relating to the Corporation's business or its owned or leased real or personal properties, with which the Corporation has not complied.

      (l) Description of Material Contracts. To the best of Sellers' knowledge,
          ---------------------------------
SCHEDULE 4(l) contains a complete and correct list as of the date hereof of all agreements, contracts and commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder, of the following types, written or, oral, to which the Corporation is a party, under which it has any rights or by which it or any of its properties is bound, as of the date hereof:
(a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment and consulting agreements with annual compensation in excess of $40,000; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (e) sales agency, manufacturer's representative or distributorship agreements; (f) agreements, orders or commitments for the purchase by the Corporation of materials, supplies or finished products exceeding $5,000 in the aggregate from any one person; (g) agreements, orders or commitments for the sale by the Corporation of its products or services exceeding $5,000; (h) agreements or commitments for capital expenditures in excess of $5,000 for any single project (it being warranted that the commitment for all undisclosed contracts for such agreements or commitments does not exceed $5,000 in the aggregate); (i) agreements relating to research;
(j) agreements relating to PVPA Certificates or licenses or other rights to use PVPA Certificates; (k) agreements relating to the payment of royalties; (l) seed purchase contracts or other contracts with growers; (m) brokerage or finder's agreements; (n) joint venture agreements; and (o) other agreements, contracts and commitments which individually or in the aggregate for any one party involve any expenditure by the Corporation of more than $5,000.

      The Corporation has made available to the Buyer complete and correct copies of all written agreements, contracts, commitments, obligations and undertakings, together with all amendments thereto, listed on the Schedules hereto, and such Schedules contain accurate descriptions of all oral agreements listed on such Schedules. To the best of Sellers' knowledge, all such agreements, contracts, commitments, obligations and undertakings are in full force and effect and, except as disclosed in SCHEDULE 4(l), all parties to, or otherwise bound by, such agreements, contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and the Corporation is not in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such contract, agreement, commitment, obligation or undertaking. There has been no threatened cancellations thereof, and there are no outstanding disputes under any such contract, agreement, commitment, obligation or undertaking. Except as set forth in SCHEDULE 4(l), no consent of any party is required under any such contract, agreement, commitment, obligation or undertaking which would make such agreements not binding and in full force and effect as of the Closing Date. Any contracts, agreements, leases or commitments held in the name of any of the Sellers and set forth in the Schedules hereto shall be assigned to either the Buyer or the Corporation prior to the Closing Date.

      Except as otherwise set forth in SCHEDULE 4(l), to the best of Sellers' knowledge, each contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, in full force and effect and is and will constitute a valid and binding obligation of the Corporation and the respective parties to such agreements, and there is not, under any such contract, lease, instrument or commitment, any existing default by the Corporation or such other parties or any event that, with notice, lapse of time or both, would constitute a default by the Corporation or such other parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing. Any contracts, leases or commitments held in the names of any of the Sellers and listed on the Schedules shall be assigned either to the Buyer or the Corporation prior to the Closing Date.

      No agreement, contract, commitment, obligation or undertaking listed on the Schedules hereto which the Corporation is a party or by which it or any of its properties is bound, except as specifically set forth in SCHEDULE 4(l), contains any provision which materially adversely affects or in the future may (so far as the Sellers and the Corporation can now foresee) materially adversely affect the condition, properties, assets, liabilities, business, operations or prospects of the Corporation following the date hereof and upon the Closing Date. Furthermore, to the best of the Sellers' knowledge, the material suppliers, customers and clients of the Corporation will continue to supply and purchase from the Corporation after the Closing.

      (m) Default; Violations or Restrictions.  The execution, delivery and
          -----------------------------------
performance of this Agreement and of any agreement to be executed and delivered by the Corporation in connection with the transactions contemplated hereby and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would) result in the breach of any term or provision of the Certificate of Incorporation or by-laws of the Corporation or violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the Corporation, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which the Corporation or the Sellers is a party or by which either of them may be bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Corporation's assets or interfere with or otherwise adversely affect the ability to carry on the business of the Corporation after the Closing Date on substantially the same basis as it is now conducted by the Corporation.

      (n) Court Orders and Decrees.  The Corporation has not received written or
          ------------------------
oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Corporation, the Stock or any of the Corporation's assets. To the best of Sellers' knowledge, the Corporation is in material compliance with all applicable Federal, state, county, municipal (or of any subdivision thereof) laws, regulations and administrative orders in force at any applicable time to which the Corporation may be subject.

      (o) Books and Records.  The books and records of the Corporation are, in
          -----------------
all material respects, complete and correct and have been maintained in accordance with good business practice. True and complete copies of the Certificate of Incorporation and By-laws of the Corporation and all amendments thereto and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of the Corporation are contained in the minute books and stock transfer books that have been delivered to the Buyer for inspection and will be delivered to the Buyer at the Closing. The minute books, stock certificate books, stock transfer records and such other books and records as may be requested by the Buyer, as exhibited to the Buyer and its representatives, are complete and correct in all material respects.

      (p) Pension and Welfare Plans.
          -------------------------

          (i) Pension and Profit Sharing Plans.  Except as disclosed in SCHEDULE
              --------------------------------
4(p), the Corporation does not have in effect any pension, profit sharing or other employee benefit plan described under Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3(2)(A) of ERISA) previously maintained by the Corporation or to which it has previously contributed have been paid in full and/or that the Corporation does not have any material unfunded liability in respect of any such plan to the Pension Benefit Guaranty Corporation or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or contract relating to any such plan and has been terminated without liability to the Corporation.

          (ii) Welfare Plans.  For each plan, fund, or arrangement of the
               -------------
Corporation which is an employee welfare benefit plan, whether or not currently maintained (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"), the following is true:

              (A) each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

              (B) there is no voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) maintained with respect to any such Welfare Plan;

              (C) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Corporation or the Buyer to a tax under Code Section 4976(a);

              (D) each such Welfare Plan which is a group health plan complies and has complied with the applicable requirements of Code Section 4980B, and would comply with Sections 9801 through 9806 if such provisions were now in effect, Title XXII of the Public Health Service Act, and the applicable provisions of the Social Security Act and is not and has not been a nonconforming group health plan under Section 5000(c) of the Code;

              (E) each such Welfare Plan (including any such plan covering former employees of the Corporation) may be amended or terminated by the Corporation or the Buyer, on or at anytime after, the Closing Date and after any advance notice to participants or similar measures required by law which are non-waivable under the Welfare Plan;

              (F) no such Welfare Plan provides for continuing benefits or coverage for any participant (including past, present or future retirees) or such participant's beneficiary after termination of employment except as required by the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") or any other state or Federal law; and

              (G) no claims have been made after September 30, 1995, and no other events have occurred that might form the basis of a claim which has substantially increased or based on customary insurance industry practice might substantially increase, the premiums or other charges of the Corporation under any Welfare Plan.

      (q) Insurance.  SCHEDULE 4(q) contains a correct and complete description
          ---------
of all policies of insurance by or on behalf of the Corporation in which the Corporation is named as an insured party, beneficiary or loss payable payee.
The Corporation has at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain insurance coverage with respect to its properties, including, without limitation, products liability, property damage, workers' compensation and general liability insurance, in respect of liabilities and risks prudently insured against by comparable businesses as may be required pursuant to any franchise, license, agreement or permit to which the Corporation is a party. The policies described in SCHEDULE 4(q) are outstanding and in force as of the date hereof, cover risks normally insured against and are in amounts normally carried by companies similarly situated and there is no default notice of cancellation or non-renewal with respect to any material provision contained in any such policy.

      SCHEDULE 4(q) contains a correct and complete description of all such policies of insurance held by or on behalf of the Corporation, premiums paid for such insurance during the last three years and all outstanding insurance claims in excess of $5,000 made by or against the Corporation for damage to or loss of property or income which have been referred to insurers or which the Sellers believe to be covered by commercial insurance. SCHEDULE 4(q) shall also contain a list of all general comprehensive liability policies carried by the Corporation for the past three years, including excess liability policies and any agreements, arrangements or commitments under which the Corporation indemnifies any other person or is required to carry insurance for the benefit of any other person.

      (r) Right's of Third Parties.  Other than as disclosed in SCHEDULE 4(r)
          ------------------------
attached, or specifically provided for in this Agreement, the Corporation has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of the Corporation, and no person or other corporation has any right to possession, use or occupancy of any of the property of the Corporation.

      (s) Powers of Attorney.  Except as disclosed in SCHEDULE 4(s), there are
          ------------------
no persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Corporation.

      (t) Labor Matters.  The Corporation is not a party to any collective
          -------------
bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of the Corporation. To the best of Sellers' knowledge, the Corporation (i) is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not engaged in any unfair labor practices.

      (u) Relationships with Vendors and Customers.  The Corporation and the
          ----------------------------------------
Sellers have no knowledge of any present or future conditions or state of facts or circumstances which would materially adversely affect the Corporation after the Closing Date. The Corporation's relationships with its customers, clients and vendors are satisfactory, and the Corporation and the Sellers have no knowledge of any facts or circumstances which might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships. The Corporation and the Sellers have no knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against the Corporation. The Corporation and the Sellers have no knowledge of any present or future condition or state of facts or circumstances which would prevent the business of the Corporation from being carried on by the Buyer after the Closing Date in essentially the same manner as it is presently being carried on.

      (v) Approvals and Authorizations.  The Corporation has obtained all
          ----------------------------
necessary consents, approvals and authorizations in connection with the transactions contemplated hereby which are required by law or otherwise in order for the Corporation to continue all of its present business following the Closing Date.

      (w) Compensation Plans.  SCHEDULE 4(w) contains a correct and complete
          ------------------
description of all compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of the Corporation.

      (x) Governmental Licenses.  SCHEDULE 4(x) contains a correct and complete
          ---------------------
list of all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are (i) necessary for the operation of the Corporation, and (ii) required in connection with Sellers' execution, delivery or performance of this Agreement, all of which have been obtained by the Corporation and are in full force and effect.

      (y) Brokers.  No agent, broker, investment banker, person, or firm acting
          -------
on behalf of any of the Sellers, the Corporation or any firm or corporation affiliated with any of them, or under its authority, is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby.

      (z) Compliance With Laws.
          --------------------

          (i) The operations and activities of the Corporation have previously and continue to comply in all material respects with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "Laws"), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. To the best of Sellers' knowledge, neither the ownership of the Corporation nor the conduct of the business of the Corporation as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Certificate of Incorporation or By-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which the Corporation is a party or by which it may be bound or affected. The Corporation has received no notice of communication from any third party asserting a failure to comply with any Laws, nor has the Corporation received any notice that any authority or third party intends to seek enforcement against the Corporation to compel compliance with any such Laws.

          (ii) There are no known claims or potential claims which may exist against the Corporation, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Corporation of any "Hazardous Material," including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act ("CERCLA"), any so-called "Super Fund" or "Super Lien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

      (iii) Neither the Corporation nor the Sellers, nor to the best knowledge and belief of the Sellers, any officer, employee or agent of the Corporation acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three (3) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Corporation (or assist the Corporation in connection with any actual or proposed transaction) which (i) might subject the Corporation to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of the Corporation, or (iii) if not continued in the future, might adversely affect the assets, the business or the operations or prospects of the Corporation, or which might subject the Corporation to suit or penalty in any private or governmental litigation or proceeding.

      (aa) Guarantees.  Except as disclosed in SCHEDULE 4(aa), the Sellers have
           ----------
not personally guaranteed any of the obligations of the business of the Corporation.

      (bb) Benefits.  All accrued holiday, vacation, sick or other compensation
           --------
or benefits to which employees of the Corporation are entitled to receive from the Corporation is set forth on SCHEDULE 4(bb). The Corporation has an employee manual which sets forth the Corporation's policies with respect to its employees, and there are no policies other than as set forth in SCHEDULE 4(bb).

      (cc) Schedules.  The Sellers and the Corporation have delivered to the
           ---------
Buyer complete and correct schedules (the "Schedules"), in form and substance reasonably acceptable to the Buyer, as of the date of this Agreement, specifying with respect to the business, properties, assets and obligations of the Corporation each and every item in the categories listed as Schedules hereunder, and complete and correct copies of the documents and other material from which such Schedules were compiled.

      (dd) Accuracy.  No representation, warranty, covenant or statement by the
           --------
Sellers or the Corporation in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

      There are no stockholders agreements, preemptive rights or other agreements, arrangements, groups, commitments or understandings, oral or written, that have not been disclosed to the Buyer, relating to the voting, issuance, acquisition or disposition of shares of the Corporation or the conduct or management of the Corporation by its Board of Directors.

      SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer
                  -------------------------------------------
warrants and represents to the Sellers as follows:

      (a) Legal Proceedings.  Neither the Buyer nor any of its' executive
          -----------------
officers or directors are a party to or affected by any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material adverse change in the financial condition, business or properties of the Buyer, and to the best of its knowledge no such litigation, arbitration, proceeding or investigation is threatened. Neither the Buyer nor any of its' executive officers or directors have any knowledge of and have not received notice of any material complaints, claims or threats, relating to any other Stock Purchase Agreement executed by the Buyer.

      (b) Capacity.  The Buyer has full right, power and capacity to execute,
          --------
deliver and perform its obligations under this Agreement (including, but not limited to, its obligation to enter into the Agreements in the form annexed hereto as Exhibit 3(c) and its obligation to grant the options described in
Section 3(d) hereof) and the other documents required to be executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, constitute a breach of any term or provision of the Certificate of Incorporation or By-laws of the Buyer or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer is a party or by which it is bound.

      (c) Organization.  The Buyer is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Nevada, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith.

      (d) Consents and Approvals.  No governmental license, permit or
          ----------------------
authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Buyer's execution, delivery or performance of this Agreement. The Sellers shall execute, deliver and perform their obligations under this Agreement, and no consent or other approval of any other party is required to be obtained by the Buyer in connection with the transactions contemplated hereby.

      (e) Binding Obligation.  This Agreement has been duly executed and
          ------------------
delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Board of Directors of the Buyer and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

      (f) Brokers; Finders.  No agent, broker, investment banker, person or firm
          ----------------
acting on behalf of the Buyer or any firm or corporation affiliated with the Buyer or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated hereby.

      (g) Accuracy.  No representation, warranty, covenant or statement by the
          --------
Buyer in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Sellers pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

       SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
                   -----------------------------------------------------------

      (a) Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made by the Sellers or the Buyer in this Agreement, including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until and through the later of (i) the first anniversary of the Closing Date or (ii) until such time as the Sellers are no longer employed by the Corporation or the Buyer, but in no event beyond the second anniversary of the Closing Date (the "Survival Date"); provided, however, that all representations and warranties made by the Sellers in Sections 4(i), 4(p) and 4(z) hereof shall survive the Closing until and through one (1) year after the expiration of the applicable statute of limitations (the "Extended Survival Date").

      (b) Indemnity by Sellers.  The Sellers hereby agree to indemnify, defend
          --------------------
and hold harmless the Buyer from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) ("Claims") arising out of or relating to claims made prior to the Survival Date or the Extended Survival Date, if applicable, in the event that it is determined that such Claims arise out of or from or are based upon the inaccuracy in any material respect of any representation or warranty contained in Section 4 made by the Sellers or the non-performance by the Sellers in any material respect of any covenant, agreement or obligation to be performed by the Sellers under this Agreement. [A break-out of specific obligations for indemnification and the relationship with the set-asides to be negotiated, as described in Section 3(b) hereof, is yet to be determined.]

      (c) Indemnification by Buyer.  The Buyer hereby agrees to indemnify,
          ------------------------
defend and hold harmless the Sellers from and against all Claims arising out of or from or based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 5 by the Buyer; (ii) the non-performance by the Buyer in any material respect of any covenant, agreement or obligation to be performed by the Buyer under this Agreement; and (iii) any liabilities arising out of the operation of the business of the Corporation by Buyer after the Closing Date.

      (d) Defense of Claims.  Whenever any claim shall arise for indemnification
          -----------------
hereunder, the party entitled to indemnification (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within 30 days after the Indemnitee has actual knowledge that it is entitled to indemnification of such claim constituting the basis for such claim (the "Notice of Claim"). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

          If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at his expense and through counsel of his own choosing if he gives written notice of his intention to do so to the Indemnitee within 10 days after receipt of the Notice of Claim; provided that Indemnitor diligently prosecutes or defends such claim.

          The Indemnitee shall not settle any claim which would give rise to liability on the part of the Indemnitor under the indemnity contained in this Section without the written consent of the Indemnitor, which consent shall not unreasonably be withheld. If a firm offer is made to settle a claim or litigation defended by the Indemnitee and the Indemnitor refuses to accept such offer within 20 days after receipt of written notice from the Indemnitee of the terms of such offer, then, in such event, the Indemnitee shall continue to contest or defend such claim and shall be indemnified pursuant to the terms hereof. Provided, however, that in the event the Indemnitor refuses to accept such offer to settle a claim as described above and the Indemnitee continues to contest or defend such claim, the indemnification provided for herein, determined in accordance with SCHEDULE 6(b) hereof, shall be deemed to include the value of management's time spent in connection with the defense of such claim. If a firm offer is made to settle a claim or litigation and the Indemnitor notifies the Indemnitee in writing that the Indemnitor desires to accept and agree to such settlement, but the Indemnitee elects not to accept or agree to it, the Indemnitee may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee hereunder with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnitor desires to accept such settlement.

          Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification pursuant to this Section 6, by the Indemnitee shall be asserted or claimed except to the extent any Claim exceeds, in the aggregate, the sum of $50,000.

          Notwithstanding any provision of this Agreement to the contrary, Sellers' maximum liability for indemnification shall not exceed the Purchase Price.

      SECTION 7.  COVENANTS OF THE SELLERS.  The Sellers hereby covenant and
                  ------------------------
agree:

      (a) Further Assurances.  The Sellers hereby agree that, from time to time
          ------------------
at the reasonable request of the Buyer, and without further consideration, they shall execute and deliver such additional instruments and take such other action as the Buyer may reasonably require to convey, assign, transfer and deliver the Stock and otherwise to carry out the terms of this Agreement.

      (b) Access to Corporation; Confidentiality.
          --------------------------------------

          (i) Subsequent to the date hereof and prior to the Closing Date, the Sellers will continue to give to the Buyer, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Corporation so that the Buyer may have full opportunity to make such investigation as it shall desire.

          (ii) From and after the date of this Agreement until the Closing or the termination of this Agreement, the Sellers and the Corporation and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to the other party in the course of their negotiations and the Buyer's due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party and will not use any confidential information from the Buyer for their own benefit.

      (c) Conduct of Business Pending Closing.  From the date of this Agreement
          -----------------------------------
to the Closing Date, except as expressly disclosed in the Schedules to this Agreement, the Corporation shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

      (d) Closing Documents.  The Sellers shall execute and deliver all
          -----------------
instruments and documents required as a condition precedent to the Closing under
Section 9 hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

      SECTION 8.  COVENANTS OF THE BUYER.  The Buyer hereby covenants and
                  ----------------------
warrants as follows:

      (a) Closing Documents.  The Buyer shall execute and deliver all
          -----------------
instruments and documents required as a condition precedent to Closing under
Section 10 hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

      (b) Noninterference.  The Buyer shall not take or omit to take any action
          ---------------
that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 5 of this Agreement, or (ii) would interfere with the Buyer's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

      (c) Confidentiality.  From and after the date of this Agreement until the
          ---------------
Closing or the termination of this Agreement, the Buyer and its employees and representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to the other party in the course of their negotiations and the Buyer's due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party and will not use any confidential information from the Sellers or the Corporation for its own benefit.

      (d) Investment.  The Buyer is acquiring the Stock for investment, not as a
          ----------
nominee or agent, and not with the view to, or for resale in connection with any distribution thereof.

      SECTION 9.  CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS.  The
                  -----------------------------------------------
obligations of the Buyer under this Agreement are subject to the following conditions which may be waived by the Buyer:

      (a) There shall not have been any breach of the representations, warranties, covenants and agreements of the Sellers or the Corporation contained in this Agreement or the Schedules and Exhibits hereto, subject to the terms and conditions of Section 6(a) of this Agreement, and all such representations and warranties shall be true at all times on and before the Closing as if given at such times, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

      (b) The Sellers and the Corporation shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Snow Becker Krauss P.C., counsel for the Buyer.

      (c) The Buyer shall have received certificates dated the Closing Date and signed by the Sellers and the Corporation, certifying that there has been no material adverse change in the condition (financial or otherwise), business, assets, liabilities or earnings of the Corporation.

      (d) The Buyer shall have received certificates dated the Closing Date and signed by the Sellers and the Corporation, certifying that the conditions specified in subsections (a), (b) and (c) above have been fulfilled.

      (e) The Corporation and the Sellers shall have obtained and delivered to the Buyer any required consents or approvals of any third parties whose consent is required to the transactions contemplated hereunder.

      (f) The Buyer shall have received originals or certified copies, reasonably satisfactory in form and substance to the Buyer, of all such corporate documents of the Corporation as the Buyer shall reasonably require, including without limitation the following:

          (i) the Certificates of Incorporation of EFB and GWB and all amendments thereto and restatements thereof certified as of a recent date by the Secretary of State of Oregon with respect to EFB and appropriate authorities of the territory of Guam with respect to GWB;

          (ii) the By-laws of EFB and GWB and all amendments thereto and restatements thereof certified as of the Closing Date by an officer of EFB and GWB, respectively;

          (iii) certificate of existence of the Secretary of State of Oregon, certifying as of a recent date that EFB is in existence under the laws of that State and evidence from the territory of Guam with respect to GWB as to its good standing under the laws of Guam;

          (iv) copies of the minutes and resolutions of the Board of Directors and stockholders of EFB and GWB showing the authorization and approval by such Boards of the execution and delivery by EFB and GWB to the Buyer of this Agreement and of the agreements and instruments provided for herein and of the performance of the obligations of EFB and GWB under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of EFB and GWB; and

          (v) a certificate of incumbency identifying the officers and directors of EFB and GWB immediately before Closing.

      (g) The Buyer shall have received a written opinion of counsel for the Sellers and the Corporation dated as of the Closing Date, in the form of
EXHIBIT 9(g) hereto.

      (h) The Corporation and the Sellers shall have executed and delivered to the Buyer an assignment or consent to all of the leases described in SCHEDULE 4(k).

      (i) The Sellers shall have executed and delivered to the Buyer the assignment or endorsement in favor of the Buyer of coverage under the insurance policies maintained by the Sellers covering the Corporation described to in
SCHEDULE 4(q) to this Agreement.

      (j) The Buyer shall have received from the Sellers pursuant to Section 3(c) above, an agreement in the form of EXHIBIT 3(c) attached hereto, whereby the Sellers agree, for the period ending the later of (i) March 31, 2002, or
(ii) three years from the date the Seller ceases to be an employee of the Corporation, not to compete with the Buyer in selling any products to customers of the Corporation as existing on the date each of the Sellers ceases to be an employee of the Corporation or the Buyer. Such agreement shall be reasonably satisfactory in form and substance to counsel for the Buyer.

      (k) The Corporation shall have arranged for the Buyer, at its option, to assume the Corporation's Bank Line of Credit.

      SECTION 10.  CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS.  The
                   ------------------------------------------------
obligations of the Sellers under this Agreement are subject to the following conditions which may be waived by the Sellers:

      (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Buyer contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

      (b) The Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Davis Wright Tremaine LLP, counsel for the Sellers.

      (c) The Sellers shall have received a certificate dated the Closing Date and signed by the Buyer, certifying that the conditions specified in Paragraphs 10(a) and 10(b) above have been fulfilled.

      (d) The Sellers shall have received a written opinion of counsel for the Buyer, dated as of the Closing Date, in the form of EXHIBIT 10(D) hereto.

      (e) The Sellers shall have received originals or certified copies, reasonably satisfactory in form and substance to the Sellers, of the following corporate documents of the Buyer:

          (i) a certificate of existence of the Secretary of State of Nevada certifying as of a recent date that the Buyer is a corporation in good standing under the laws of that State;

          (ii) copies of the minutes and resolutions of the Board of Directors of the Buyer showing the authorization and approval by such Board of the execution and delivery by the Buyer to the Sellers of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of the Buyer; and

          (iii) a certificate of incumbency identifying the officers and directors of the Buyer immediately before Closing.

      (f) The Sellers shall have been granted options to purchase common stock of the Buyer as described in Section 3(d) hereof.

      (g) The Sellers shall have been granted an option to purchase the Facilities as described in Section 3(e) hereof.

      SECTION 11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE
                   ----------------------------------------------------------
BUYER.  The obligations of both the Sellers and the Buyer to complete this
-----
transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) Due Diligence.  The Sellers and the Buyer shall each have been
          -------------
afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

      (b) No Injunctions.  No action or proceeding shall have been instituted or
          --------------
threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

      (c) Consents.  Any consent to the transaction considered by the Sellers or
          --------
the Buyer to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of the Sellers or the Buyer, a material adverse effect on the financial condition of the other party, shall have been obtained.

      (d) Corporate Proceedings.  All corporate and other proceedings in
          ---------------------
connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Sellers and the Buyer and their counsel, and the Sellers and the Buyer and their counsel shall have received all certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

      SECTION 12.  TERMINATION.  This Agreement may be terminated at any time
                   -----------
prior to the Closing Date:

      (a) By mutual written consent of the Sellers, the Buyer and the Corporation properly authorized by their respective Boards of Directors.

      (b) By the Buyer if since March 31, 1997, there has been a material adverse change in the condition (financial or otherwise), business, assets, liabilities or earnings of the Corporation.

      SECTION 13.  THE BUYER'S OBLIGATIONS AT CLOSING.
                   ----------------------------------

      At the Closing, in addition to fulfilling the conditions to closing appearing in this Agreement, the Buyer shall deliver to the Sellers (i) $9,600,000 pursuant to Section 3(a) hereof, (ii) $600,000 pursuant to Section 3(c) hereof, (iii) the stock options pursuant to Section 3(d) hereof, (iv) the option for the purchase of the Facilities pursuant to Section 3(e) hereof and
(v) all other documents and agreements required to be delivered by it hereunder.

      SECTION 14.  THE SELLERS' OBLIGATIONS AT CLOSING.  At the Closing, in
                   -----------------------------------
addition to fulfilling the conditions to closing appearing herein, the Sellers shall deliver to the Buyer:

      (a) stock certificate(s) representing the Stock free of all liens, claims and encumbrances properly endorsed, or with stock powers executed in blank, and with any and all transfer, stamp or similar taxes upon the transfer of the shares to the Buyer paid in full by the Sellers ;

      (b) all original minute books, stock books, stock transfer ledger, canceled stock certificates, corporate seals and financial records and statements of the Corporation.

      SECTION 15.  SUBSEQUENT EVENTS.  The Buyer will receive, at its own
                   -----------------
expense, audited financial statements, of the Corporation ("Audited Financial Statements"), certified by KPMG Peat Marwick LLP, independent certified public accountants, for all periods required of the Buyer under the rules and regulations of the Securities and Exchange Commission (the "Rules"). The Corporation and the Sellers hereby agree to provide the Buyer and their accountants with full and free access to the books and records of the Corporation and to cooperate fully with all such representatives of the Buyer so that the Audited Financial Statements may be prepared on a timely basis.

      SECTION 16.  PARTIES IN INTEREST.  This Agreement shall be binding upon
                   -------------------
and shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

      SECTION 17.  ENTIRE AGREEMENT.  This Agreement, including the Schedules
                   ----------------
and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

      SECTION 18.  GOVERNING LAW; CONSENT TO JURISDICTION.  This Agreement and
                   --------------------------------------
all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

      SECTION 19.  EXPENSES.  The Buyer and the Sellers shall each pay their
                   --------
own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

      SECTION 20.  ARBITRATION.  Notwithstanding any other provision in this
                   -----------
Agreement to the contrary, controversies between Buyer and Sellers shall be resolved, to the extent possible, by informal meetings and discussions in good faith between the parties. Such meetings and discussions shall, upon commencement, occur daily and for at least two hours each day.

      If a dispute between the parties cannot be resolved by informal meetings and discussions within five days after commencement thereof, either party to this Agreement may elect to exercise its right to require mediation of the dispute. During mediation, the parties agree to negotiate in good faith as to the matter submitted to mediation. In such event, the parties shall either: (i) appoint a single mediator; or (ii) if the parties cannot agree on a single mediator, each appoint one mediator, and the two mediators shall appoint a third mediator. No mediator shall be an employee, officer, Board member, consultant, supplier or customer, or otherwise affiliated with a party to this Agreement and shall be reasonably qualified to act as a mediator with respect to the negotiation of agreements similar to this Agreement. Each party shall share equally in the out-of-pocket costs for mediation; provided that the mediators shall be empowered to require one party to pay more than one-half of the expenses if the mediators determine that such party is not negotiating in good faith in the mediation process. The location of the mediation and specific procedures relating to the mediation shall be determined by the mediator(s), and each party agrees to comply with all decisions, directions, instructions and procedures made or established in good faith by the mediator(s). Any mediated resolution between the parties shall be as consistent as is practical with the existing agreements between the parties and shall not serve to modify, amend or otherwise change their respective rights and obligations under such existing agreements.

      If the parties are unable to resolve a controversy within fifteen (15) days after commencement thereof, the dispute shall be settled by binding arbitration, and a corresponding judgment may be entered in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party. This demand will specify the matter in dispute and request the appointment of an arbitration panel. The arbitration panel will consist of one arbitrator named by Buyer, one arbitrator named by Sellers and a third arbitrator named by the two arbitrators so chosen. The arbitration hearing will be conducted in accordance with the procedural rules set forth in the commercial arbitration rules of the American Arbitration Association. The situs of the arbitration will be Portland, Oregon. The arbitrators shall not be empowered to award punitive or exemplary damages to either party.

      SECTION 21.  SEVERABILITY.  If any part of this Agreement is held to be
                   ------------
unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

      SECTION 22.  NOTICES.
                   -------

      (a) All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

            (i) (a)  if to the Corporation to:
                     E.F. Burlingham & Sons
                     P.O. Box 217
                     Forest Grove, Oregon 97116-0217
                     Attention:  Greg McCarthy
                     Telecopier No.:

                (b)  if to the Sellers to:
                     Doug Pope
                     2928 Robin Wood Drive
                     Forest Grove, Oregon 97116
                     Telecopier No.:

                     Greg McCarthy
                     45953 S.W. Maple Lane
                     Gaston, Oregon 97119
                     Telecopier No.:

            with a copy to:


                Davis Wright Tremaine LLP
                2300 First Interstate Tower
                1300 SW Fifth Avenue
                Portland, Oregon 97201
                Attention:  Milton R. Stewart, Esq.
                Telecopier No.:  (503)778-5299


            (ii)  if to the Buyer to:

                AgriBioTech, Inc.
                2700 Sunset Road, Suite C-25
                Las Vegas, Nevada 89120
                Attention: Johnny R. Thomas, President
                Telecopier No.: (702) 798-8808

            with a copy to:

                Snow Becker Krauss P.C.
                605 Third Avenue
                New York, New York  10158
                Attention: Elliot H. Lutzker, Esq.
                Telecopier No.:  (212) 949-7052

      (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

      SECTION 23.  NON-WAIVERS.  Neither any failure nor any delay on the part
                   -----------
of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto; nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

      SECTION 24.  ASSIGNMENT.  This Agreement may not be assigned by any party
                   ----------
without the prior consent of the other parties.

      SECTION 25.  DISCLOSURE.  From and after the date of this Agreement
                   ----------
until the Closing or the termination of this Agreement, the Sellers  will not
(i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning the sale of the Stock or the sale of all or a substantial portion of the assets of the Corporation with anyone other than the Buyer; or (ii) discuss the sale of the Stock with anyone other than the Buyer and other officers, directors and shareholders of the Corporation and the Sellers' advisors and (iii) unless otherwise required by law or the requirements of any applicable stock exchange, make any public announcement without prior approval of the language of such announcement by the Buyer.

      SECTION 26.  MISCELLANEOUS.
                   -------------

      (a) Further Assurances:  Each of the parties hereto shall use its best
          ------------------
efforts to take or cause to be taken, and to cooperate with the other party hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Sellers shall cooperate with and provide assistance to the Buyer in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to the Corporation and relate to pre-Closing periods but which are not required to be filed until after the Closing, and shall also cooperate with and provide assistance to the Buyer or the Corporation with respect to any audit of any tax returns filed prior to the Closing.

      (b) Headings.  The headings contained herein are for reference purposes
          --------
only and shall not affect the meaning or interpretation of this Agreement.

      (c) Counterparts.  This Agreement may be executed and delivered in
          ------------
multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.



                          /s/Greg McCarthy
                          --------------------------------------
                          Greg McCarthy, Seller
                          (One Share)



                          /s/Doug Pope
                          --------------------------------------
                          Doug Pope, Seller
                          (One Share)



                          E.F. BURLINGHAM & SONS



                          By:  /s/Doug Pope
                               ----------------------------------
                                 Doug Pope, President



                          G.W. BURLINGHAM'S INC.



                          By:  /s/Doug Pope
                               ----------------------------------
                                 Doug Pope, President



                          AGRIBIOTECH, INC.



                          By:  /s/Johnny R. Thomas
                               ----------------------------------
                               Johnny R. Thomas
                               President